Exhibit 10.16

Spousal Consent

The undersigned, Wei Tang (ID card No. 【】), is the lawful spouse of Bo Jiang (ID card No. 【】). I hereby unconditionally and irrevocably agree to the execution of the following documents (hereinafter referred to as the “Transaction Documents”) by Bo Jiang, and the disposal of the equity interests of Leaping Media Group Co., Ltd. (“LMG”) held by Bo Jiang and registered in his name according to the following documents:

(1) Call Option Agreement entered into between Yuezhong (Shenyang) Technology Co., Ltd. (hereinafter referred to as the “WFOE”) and LMG;

(2) Shareholders’ Voting Rights Proxy Agreement entered into between the WFOE and LMG;

(3) Equity Pledge Agreement entered into with the WFOE;

(4) Power of Attorney executed by Bo Jiang.

I hereby undertake not to make any assertions in connection with the equity interests of LMG which are held by Bo Jiang. I hereby further confirm that Bo Jiang can perform the Transaction Documents and further amend or terminate the Transaction Documents without authorization or consent from me.

I hereby undertake to execute all necessary documents and take all necessary actions to ensure appropriate performance of the Transaction Documents (as amended from time to time).

I hereby agree and undertake that if I obtain any equity interests of LMG which are held by Bo Jiang for any reasons, I shall be bound by the Transaction Documents and the Exclusive Service Agreement entered into between the WFOE and LMG (as amended time to time) and comply with the obligations thereunder as a shareholder of LMG. For this purpose, upon the WFOE’s request, I shall sign a series of written documents in substantially the same format and content as the Transaction Documents and Exclusive Service Agreement (as amended from time to time).

By:	/s/Wei Tang
Name: Wei Tang
Date: October 15, 2018